Exhibit 4.7


                                JOINDER AGREEMENT

      This Agreement, dated as of May 20, 2005, is between American Biltrite Far East, Inc. (the "New Obligor"), and Fleet National Bank, a Bank of America Company, as domestic agent (the "Domestic Agent") under the Credit Agreement referred to below. The parties agree as follows:

1. Reference to Credit Agreement, Security Agreement, Guarantee Agreement; Definitions. Reference is made to: (1) the Amended and Restated Credit Agreement dated as of the date hereof (the "Credit Agreement"), among American Biltrite Inc., a Delaware corporation (the "Company"), K&M Associates L.P., a Rhode Island limited partnership ("K&M"), American Biltrite (Canada), Ltd., a corporation governed by the Canada Business Corporations Act, the Canadian Lenders and Domestic Lenders (collectively, the "Lenders") from time to time party hereto, Fleet National Bank, a Bank of America Company ("Fleet"), both in its capacity as a Domestic Lender and in its capacity as domestic administrative agent for the Lenders, and Bank of America, National Association, acting through its Canada branch ("Bank of America Canada"), both in its capacity as a Canadian Lender and in its capacity as Canadian administrative agent for the Lenders, (2) the Security Agreement dated as of October 14, 2003, among the Company, K&M, the Subsidiaries of the Company from time to time party thereto, and the Domestic Agent, and (3) the Guarantee Agreement dated as of October 14, 2003, among ABTRE, Inc., a Tennessee corporation, Aimpar, Inc., a New York corporation, American Biltrite Intellectual Properties, Inc., a Delaware corporation, Ideal Tape Co., Inc., a Delaware corporation, Majestic Jewelry, Inc., a Delaware corporation, Ocean State Jewelry, Inc., a Rhode Island corporation, 425 Dexter Associates, L.P., a Rhode Island limited partnership, and the Domestic Agent for itself and the other Lenders under the Credit Agreement. Terms defined in the Credit Agreement are used herein with the meanings so defined.

2. Joinder. Effective as of the date on which all the conditions in Section 4 below are satisfied (the "Joinder Date"), the New Obligor joins in and becomes party (as fully as if the New Obligor had been an original signatory thereto) to
(a) the Guarantee Agreement as a Guarantor and Obligor thereunder for all purposes thereof and (b) the Security Agreement as an Obligor thereunder for all purposes thereof.

3. Representations and Warranties. The New Obligor represents and warrants that the representations and warranties contained in Section 7 of the Credit Agreement, Section 2.6 of the Guarantee Agreement, and Section 3.6 of the Security Agreement are true and correct with respect to the New Obligor as if fully set forth herein and originally made as of the date hereof.

4. Conditions. The effectiveness of the joinder in Section 2 above shall be subject to the satisfaction of the following conditions on or prior to the Joinder Date:

      4.1. Representations and Warranties. The representations and warranties made or incorporated by reference herein shall be true and correct on the Joinder Date as if originally made as of such date and, if the Joinder Date is
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after the date hereof, the New Obligor shall have furnished to the Domestic
Agent a certificate to such effect signed by a Financial Officer.

      4.2. Proper Proceedings. This Agreement shall have been authorized by all necessary corporate or other proceedings. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person of any of the transactions contemplated hereby shall have been obtained and shall be in full force and effect.

      4.3. General. All legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Domestic Agent and the Domestic Agent shall have received copies of all documents, including certified copies of the Charter and By-Laws of the New Obligor, records of corporate proceedings, and certificates as to signatures and incumbency of officers, which the Domestic Agent or the Required Lenders may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

5. Confirmation of Grant of Credit Security. Pursuant to the terms of the Guarantee Agreement, the Security Agreement and the other Credit Documents, as security for the payment and performance of the Credit Obligations, the New Obligor mortgages, pledges and collaterally grants and assigns to the Domestic Agent for the benefit of the Domestic Lenders and the holders from time to time of any Credit Obligation, and creates a security interest in favor of the Domestic Agent for the benefit of the Domestic Lenders and such holders in, all of the New Obligor's right, title and interest in and to (but none of its obligations or liabilities with respect to) the items and types of present and future property described in Sections 3.1.1 through 3.1.14 of the Security Agreement (subject, however, to Section 3.1.15 thereof), whether now owned or hereafter acquired, all of which shall be included in the Credit Security.

6. Confirmation of Grant of Guarantee. Pursuant to the terms of the Guarantee Agreement, the Security Agreement and the other Credit Documents, the New Obligor unconditionally guarantees that the Credit Obligations will be performed and paid in full in cash when due and payable, whether at the stated or accelerated maturity thereof or otherwise, this guarantee being a guarantee of payment and not of collectability and being absolute and in no way conditional or contingent.

7. Further Assurances. The New Obligor will, upon the request of the Domestic Agent from time to time, execute, acknowledge and deliver, and file and record, all such instruments, and take all such action, as the Domestic Agent may reasonably request to carry out the intent and purpose of this Agreement and any other Credit Document.

8. Notices. Any notice or other communication to the New Obligor in connection with this Agreement or any other Credit Document shall be deemed to be delivered if in writing and addressed as set forth in Section 13 of the Credit Agreement.

9. General. This Agreement and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements,
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whether written or oral. Except to the extent specifically supplemented hereby, the provisions of the Credit Agreement, the Guarantee Agreement and the Security Agreement shall remain unmodified. This Agreement and the Credit Documents, each as supplemented hereby, are each confirmed as being in full force and effect. This Agreement and the Credit Agreement, the Guarantee Agreement and the Security Agreement as supplemented hereby are Credit Documents. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, including as such successors and assigns all holders of any Credit Obligation. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

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      Each of the parties has executed this Agreement under seal by a duly authorized officer as of the date first written above.

                                            AMERICAN BILTRITE FAR EAST, INC.


                                            By /s/ Howard N. Feist III
                                               -----------------------
                                               Name: Howard N. Feist III
                                               Title: VP

                                            FLEET NATIONAL BANK, A BANK OF
                                            AMERICA COMPANY, as Domestic
                                            Agent under the Credit Agreement


                                            By /s/ Jean S. Manthorne
                                               -----------------------
                                               Name: Jeam S. Manthorne
                                               Title: VP